Exhibit 23(c)



                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 6, 1995, with respect to the consolidated financial statements of Hinton Financial Corporation, including in this Registration Statement (Form S-4) and related prospectus of City Holding Company for the registration of up to 918,400 shares of its common stock.


                             /s/ Persinger & Company, L.L.C.

Beckley, West Virginia
May 26, 1995